Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated February 16, 2018, with respect to the consolidated financial statements and schedule of DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP, included as an exhibit to the Current Report (Form 8-K/A) of Prologis, Inc. and Prologis, L.P. dated August 24, 2018, and incorporated by reference in the Post-Effective Amendment Number 2 to Form S-3 Registration Statement (Form S-3 No. 333-216491) and related Prospectus of Prologis, Inc., Prologis, L.P., Prologis Euro Finance LLC and Prologis Yen Finance LLC.

/s/ Ernst and Young LLP

Denver, Colorado

August 24, 2018